Scottish Re Group Limited Announces Operating Results for the Third Quarter Ended September 30, 2006

HAMILTON, Bermuda, Nov. 9 /PRNewswire-FirstCall/ -- Scottish Re Group Limited (NYSE: SCT) today reported that the net loss available to ordinary shareholders for the three months ended September 30, 2006 was $30.5 million, or a loss of $0.54 per diluted ordinary share, as compared to net income available to ordinary shareholders of $31.9 million, or $0.66 per diluted ordinary share for the prior year period. The net loss available to ordinary shareholders for the nine months ended September 30, 2006 was $142.8 million, or a loss of $2.61 per diluted ordinary share, as compared to net income available to ordinary shareholders of $66.9 million, or $1.42 per diluted ordinary share for the prior year period.

The net operating loss available to ordinary shareholders was $24.0 million, or a loss of $0.42 per diluted ordinary share for the three months ended September 30, 2006 as compared to net operating earnings of $32.6 million or $0.67 per diluted ordinary share for the prior year period. The net operating loss available to ordinary shareholders was $140.0 million, or a loss of $2.56 per diluted ordinary share for the nine months ended September 30, 2006 as compared to net operating earnings of $79.3 million or $1.68 per diluted ordinary share for the prior year period.

"The Company has been in a very difficult period the past several months, but has continued to maintain its focus on the core business. Excluding the expected one-off expenses related to our current situation and the unusually high tax expense for the quarter, the third quarter results reflect an underlying core profitability that is within our expectations. It is important to note that our mortality continues to be in line with expectations," said Paul Goldean, Chief Executive Officer of Scottish Re Group Limited.

Mr. Goldean further added, "We are continuing our pursuit of strategic alternatives for Scottish Re, including a possible sale of the Company or a significant equity infusion by new investors. At this time, we cannot give assurances that an agreement with any party will be reached, or the price at which a transaction may be consummated, which may be below the share price as of market close on November 9, 2006. However, we do expect the process to conclude within the next several weeks."

"In view of the confidential and sensitive nature of negotiations at this time, we will not be holding our usual earnings conference call. We do not expect to make any further announcements, nor can we answer any inquiries about the process until an agreement is reached or we have otherwise terminated the process. We ask our stakeholders to review our Form 10Q and Financial Data Supplement, both of which are available on our website, for additional details regarding our third quarter financial results."

Total revenues for the three months ended September 30, 2006 increased to $611.3 million from $563.7 million for the prior year period, an increase of 8%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for the three months ended September 30, 2006 increased to $618.3 million from $565.0 million for the prior year period, an increase of 9%. Total revenues for the nine months ended September 30, 2006 increased to $1,783.3 million from $1,622.3 million for the prior year period, an increase of 10%. Excluding realized gains and losses and the change in value of the embedded derivatives, total revenues for


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the nine months ended September 30, 2006 increased to $1,797.6 million from
$1,636.0 million for the prior year period, an increase of 10%.

Total benefits and expenses increased to $618.2 million for the three months ended September 30, 2006 from $535.9 million for the prior year period, an increase of 15%. Total benefits and expenses increased to $1,816.0 million for the nine months ended September 30, 2006 from $1,567.9 million for the prior year period, an increase of 16%.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains and losses and the change in value of embedded derivatives) for the nine months ended September 30, 2006 was 6.1%, as compared to an operating expense ratio of 5.0% for the year ended December 31, 2005. The increase in operating expense ratio is directly related to the additional severance, legal, actuarial and directors' costs incurred as a result of our current situation and strategic process.

For the three months ended September 30, 2006, the Company had a pre-tax loss of $6.8 million before minority interest as compared to a pre-tax profit of $27.8 million for the prior year period. Income tax expense in the third quarter ended September 30, 2006 was $20.8 million compared to an income tax benefit of $6.7 million in the same period in 2005. The change in our effective tax rate in the third quarter ended September 30, 2006 compared to the same period in 2005 is primarily related to a $30.1 million valuation allowance established on deferred tax assets.

Scottish Re has submitted its Form 10Q to the Securities and Exchange Commission
(SEC); however, due to the Veteran's Day holiday tomorrow, the form will not be available via the SEC website until Monday, November 13, 2006. The Company's Form 10Q is immediately available on Scottish Re's website, www.scottishre.com, along with a Financial Data Supplement that provides further clarification of the third quarter financial results.

About Scottish Re

Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating businesses in Bermuda, Grand Cayman, Guernsey, Ireland, Singapore, the United Kingdom and the United States. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc.Scottish Re Capital Markets, Inc., a member of Scottish Re Group Limited, is a registered broker dealer that specializes in securitization of life insurance assets and liabilities. Additional information about Scottish Re Group Limited can be obtained from its website, www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees and actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the


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impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); changes in expectations regarding future realization of gross deferred tax assets; uncertainties about our ability to raise equity capital or other sources of liquidity; rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

Dean E. Miller Scottish Re Group Limited
    Tel. # (441) 298-4395
    dean.miller@scottishre.com



                            Scottish Re Group Limited
                              Financial Highlights
                 (Stated in Thousands of United States Dollars,
                               Except Share Data)
                                   (Unaudited)

                                     Three months ended    Nine months ended
                                        September 30         September 30

                                       2006      2005        2006      2005


    Total revenue                   $611,346   $563,740  $1,783,293 $1,622,349

    Net operating earnings (loss)
     available to ordinary
     shareholders*                   (23,953)    32,636    (139,984)    79,281
    Net income (loss)                (27,415)    34,410    (135,156)    69,421
    Net income (loss) available to
     ordinary shareholders           (30,490)    31,918    (142,834)    66,929

    Net operating earnings (loss)
     per ordinary share
      Basic                           $(0.42)     $0.72      $(2.56)     $1.84
      Diluted                         $(0.42)     $0.67      $(2.56)     $1.68

    Earnings (loss) per ordinary
     share
      Basic                           $(0.54)     $0.70      $(2.61)     $1.56
      Diluted                         $(0.54)     $0.66      $(2.61)     $1.42

    Dividends declared per ordinary
     share                            $    -      $0.05       $0.10      $0.15

    Weighted average ordinary
     shares outstanding
      Basic                       56,933,566 45,517,832  54,708,914 43,004,046
      Diluted                     56,933,566 48,543,262  54,708,914 47,080,247


    * Excludes the effects of net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs, and taxes related to these items as well as dividends on the perpetual preferred shares and imputed dividend on prepaid variable share forward contract.


                                       September 30,   December 31,
                                           2006            2005
    Book value per ordinary share         $19.13          $21.48
    Basic book value per ordinary
     share - excluding other
     comprehensive income and
     value of embedded derivatives        $19.27          $21.89
    Fully diluted book value per
     ordinary share - excluding
     other comprehensive income and
     value of embedded derivatives        $18.94          $21.17



                            Scottish Re Group Limited
                           Consolidated Balance Sheets
        (Stated in Thousands of United States Dollars, Except Share Data)

                                                September 30,   December 31,
                                                    2006            2005
                                                 (Unaudited)
    Assets
    Fixed maturity investments                    $7,526,756      $5,292,595
    Preferred stock                                  129,977         133,804
    Cash and cash equivalents                      1,356,092       1,420,205
    Other investments                                 65,130          54,619
    Funds withheld at interest                     2,076,097       2,597,416
        Total investments                         11,154,052       9,498,639
    Accrued interest receivable                       59,767          44,012
    Reinsurance balances and risk fees
     receivable                                      423,759         325,372
    Deferred acquisition costs                       620,412         594,583
    Amounts recoverable from reinsurers              570,834         551,288
    Present value of in-force business                51,471          54,743
    Goodwill                                          34,125          34,125
    Other assets                                     172,072          87,198
    Deferred tax benefit                                   -          55,453
    Segregated assets                                739,410         760,707
         Total assets                            $13,825,902     $12,006,120


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    Liabilities
    Reserves for future policy benefits           $3,663,489      $3,477,222
    Interest sensitive contract liabilities        3,582,687       3,907,573
    Collateral finance facilities                  3,745,918       1,985,681
    Accounts payable and other liabilities           101,862          83,130
    Reinsurance balances payable                     260,101         114,078
    Current income tax payable                         4,451           9,155
    Deferred tax liability                            47,106               -
    Long term debt                                   244,500         244,500
    Segregated liabilities                           739,410         760,707
         Total liabilities                        12,389,524      10,582,046

    Minority interest                                  9,329           9,305
    Mezzanine equity                                 143,512         143,057

    Shareholders' equity
    Ordinary shares, par value $0.01 per
     share: Issued 60,554,104 shares
     (2005 - 53,391,939)                                 606             534
    Preferred shares, par value $0.01 per
     share: Issued: 5,000,000 shares
     (2005 - 5,000,000)                              125,000         125,000
    Additional paid-in capital                     1,049,790         893,767
    Accumulated other comprehensive income            (6,068)         (9,991)
    Retained earnings                                114,209         262,402
        Total shareholders' equity                 1,283,537       1,271,712
        Total liabilities, minority interest,
         mezzanine equity and shareholders'
         equity                                  $13,825,902     $12,006,120



                            Scottish Re Group Limited
                    Consolidated Statements of Income (Loss)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)



                                   Three months ended     Nine months ended
                                      September 30           September 30
                                     2006       2005       2006       2005
    Revenues
    Premiums earned                $453,521   $470,094  $1,347,484 $1,370,667
    Investment income, net          162,408     92,132     439,407    256,165
    Fee income                        2,380      2,801      10,752      9,210
    Realized gains (losses)          (1,072)     1,344     (25,971)     5,573
    Change in value of embedded
     derivatives, net                (5,891)    (2,631)     11,621    (19,266)
         Total revenues             611,346    563,740   1,783,293  1,622,349

    Benefits and expenses
    Claims and other policy
     benefits                       377,713    356,127   1,124,277  1,030,893


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    Interest credited to interest
     sensitive contract liabilities 42,423 36,724 140,523 99,089 Acquisition costs and other
     insurance expenses, net         86,241     91,214     278,644    305,350
    Operating expenses               39,447     32,909     109,904     83,978
    Collateral finance facilities
     expense                         67,323     13,230     145,646     32,471
    Interest expense                  5,005      5,690      16,964     16,097
         Total benefits and
          expenses                  618,152    535,894   1,815,958  1,567,878

    Income (loss) before income
     taxes and minority interest     (6,806)    27,846     (32,665)    54,471
    Income tax benefit (expense)    (20,841)     6,677    (102,427)    15,232
    Income (loss) before minority
     interest                       (27,647)    34,523    (135,092)    69,703
    Minority interest                   232       (113         (64)      (282)
    Net income (loss)               (27,415)    34,410    (135,156)    69,421

    Dividends declared on
     non-cumulative preferred
     shares                          (2,266)    (2,492)     (6,797)    (2,492)
    Imputed dividend on prepaid
     variable share forward contract   (809)         -        (881)         -
    Net income (loss) available
     to ordinary shareholders      $(30,490)   $31,918   $(142,834)   $66,929



                            Scottish Re Group Limited
            Supplemental Information - Net Operating Earnings (Loss)
        (Stated in Thousands of United States Dollars, Except Share Data)
                                   (Unaudited)


                                  Three months ended      Nine months ended
                                      September 30          September 30
                                     2006       2005       2006       2005

    Net operating earnings
     (loss) available to
     ordinary shareholders
    Net income (loss) available
     to ordinary shareholders     $(30,490)    $31,918  $(142,834)   $66,929
    Realized losses (gains)          1,072      (1,344)    25,971     (5,573)
    Change in value of embedded
     derivatives,  net               5,891       2,631    (11,621)    19,266
    Taxes on realized gains
     (losses) and change in value
     of embedded derivatives          (426)       (569)   (11,500)    (1,341)

    Net operating earnings
     (loss) available to ordinary
     shareholders                 $(23,953)    $32,636  $(139,984)   $79,281


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    Net operating earnings
     (loss) per share available
     to ordinary shareholders
        Basic                       $(0.42)      $0.72     $(2.56)     $1.84
        Diluted                     $(0.42)      $0.67     $(2.56)     $1.68

    Weighted average number of
     ordinary shares
     outstanding
        Basic                   56,933,566  45,517,832 54,708,914 43,004,046
        Diluted                 56,933,566  48,543,262 54,708,914 47,080,247

"Net operating earnings (loss) available to ordinary shareholders" is a non-GAAP measurement. The Company determines net operating earnings (loss) available to ordinary shareholders by adjusting net income (loss) available to ordinary shareholders by net realized capital gains and losses and the change in value of embedded derivatives, as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings (loss) available to ordinary shareholders enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operation of its reinsurance business. However, net operating earnings
(loss) available to ordinary shareholders is not a substitute for net income
(loss) determined in accordance with GAAP. Reconciliations to net income (loss) available to ordinary shareholders are provided in the following tables.


                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)
                         Life Reinsurance North America

                               Three months ended        Nine months ended
                                  September 30             September 30
                                2006        2005         2006         2005
    Premiums earned, net     $421,707     $427,224   $1,258,174   $1,273,196
    Investment income, net    151,872       88,490      412,576      246,977
    Fee income                  1,620        2,010        8,516        6,917
    Realized gains (losses)       173         (160)     (19,225)       3,490
    Change in value of
     embedded derivatives,
     net                       (5,891)      (2,631)      11,621      (19,266)
    Total revenues            569,481      514,933    1,671,662    1,511,314

    Claims and other
     policy benefits          360,968      330,035    1,046,874      967,822
    Interest credited to
     interest sensitive
     contract liabilities      42,423       36,724      140,523       99,089
    Acquisition costs and
     other insurance expenses,
     net                       74,082       80,762      255,770      286,967
    Operating expenses         14,569       12,981       43,699       34,875

    Collateral finance
     facilities expense        63,866       11,850      140,300       28,483
    Interest expense            2,986        3,062        8,586        8,427
    Total benefits and
     expenses                 558,894      475,414    1,635,752    1,425,663
    Income before income
     taxes and minority
     interest                 $10,587      $39,519      $35,910      $85,651
    Pre tax operating
     earnings
    Pre-tax income            $10,587      $39,519      $35,910      $85,651
    Realized losses (gains)      (173)         160       19,225       (3,490)
    Change in value of
     embedded derivatives,
     net                        5,891        2,631      (11,621)      19,266
    Pre-tax operating
     earnings                 $16,305      $42,310      $43,514     $101,427



                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)
                         Life Reinsurance International



                                     Three months ended    Nine months ended
                                        September 30         September 30
                                         2006       2005      2006      2005
    Premiums earned, net              $31,814    $42,870   $89,310   $97,471
    Investment income, net              8,528      2,734    20,488     7,676
    Realized gains (losses)            (2,832)       (82)  (10,878)      503
    Total revenues                     37,510     45,522    98,920   105,650

    Claims and other policy benefits   16,745     26,092    77,403    63,071
    Acquisition costs and other
     insurance expenses, net            9,396      9,933    18,398    16,831
    Operating expenses                  7,678      6,728    21,329    19,862
    Total benefits and expenses        33,819     42,753   117,130    99,764
    Income (loss) before income
     taxes                             $3,691     $2,769  $(18,210)   $5,886
    Pre-tax operating earnings
     (loss)
    Pre-tax income (loss)              $3,691     $2,769  $(18,210)   $5,886
    Realized losses (gains)             2,832         82    10,878      (503)
    Pre-tax operating earnings
     (loss)                            $6,523     $2,851   $(7,332)   $5,383


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                            Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                 (Stated in Thousands of United States Dollars)
                                   (Unaudited)
                                Corporate & Other



                                      Three months ended    Nine months ended
                                          September 30        September 30
                                         2006      2005      2006      2005
    Investment income, net              $2,008      $908    $6,343    $1,512
    Fee income                             760       791     2,236     2,293
    Realized gains                       1,587     1,586     4,132     1,580
    Total revenues                       4,355     3,285    12,711     5,385

    Acquisition costs and other
     insurance expenses, net             2,763       519     4,476     1,552
    Operating expenses                  17,200    13,200    44,876    29,241
    Collateral finance facilities
     expense                             3,457     1,380     5,346     3,988
    Interest expense                     2,019     2,628     8,378     7,670
    Total benefits and expenses         25,439    17,727    63,076    42,451
    Loss before income taxes          $(21,084) $(14,442) $(50,365) $(37,066)
    Pre-tax operating loss
    Pre-tax loss                      $(21,084) $(14,442) $(50,365) $(37,066)
    Realized gains                      (1,587)   (1,586)   (4,132)   (1,580)
    Pre-tax operating loss            $(22,671)  (16,028) $(54,497) $(38,646)

SOURCE Scottish Re Group Limited

Contact: Dean E. Miller, Scottish Re Group Limited, 441-298-4395, dean.miller@scottishre.com